Exhibit 99.1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CONNECTONE BANCORP, INC.

The undersigned hereby appoints the Board of Directors of ConnectOne Bancorp, Inc, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of ConnectOne Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at [            ] on [                                ], 2014, at _____ _.m., and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

Vote On Proposals:

1. To approve the proposed Agreement and Plan of Merger, dated as of January 20, 2014, by and between the Company and Center Bancorp, Inc. (“Center”) and the merger of the Company and Center provided for therein.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

2. To approve a proposal to adjourn the Company’s meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

3. Election of the following three (3) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement:

NOMINEES:
☐	FOR ALL NOMINEES	( )	Frank Cavuoto
		( )	Frank Huttle III
		( )	Joseph Parisi, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	( )

☐	FOR ALL EXCEPT (see instructions below)	( )

(The Board of Directors recommends a vote “FOR” election of all of the Nominees)

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (   )

4. To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2014

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the proposals described above.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, then please sign in the entity name by authorized person.

Please mark here if you plan to attend the meeting. ☐

Signature

Dated:	, 2014

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [         ], 2014: THIS FORM OF PROXY CARD, THE JOINT PROXY STATEMENT AND PROSPECTUS AND OUR 2013 ANNUAL REPORT ARE AVAILABLE AT WWW._________.COM.

VOTE BY INTERNET - http://www.rtcoproxy.com/cnob

Use the Internet to transmit your voting instructions up until 3:00 a.m. New York City time on the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-___-____-_____

Use any touch-tone telephone to transmit your voting instructions up until 3:00 A.M. New York City time on the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

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